SCHEDULE 14A
(RULE 14a-101)

Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Horizon Technology Finance Corporation

(Name of Registrant as Specified in Its Charter)

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Institutional Shareholder Services Inc. and Glass Lewis & Co. Recommend “For” Vote on NAV Proposal for

Horizon Technology Finance’s Special Meeting of Stockholders

FARMINGTON, Conn., May 29, 2012 – Horizon Technology Finance Corporation (Nasdaq: HRZN) (the "Company" or "Horizon") is pleased to report that the two leading independent proxy advisory firms — Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) — each recently issued a report recommending that the Company’s stockholders vote “FOR” a proposal included in the proxy statement for the Company’s 2012 Special Meeting of Stockholders (the “Special Meeting”). Approval of the proposal would allow the Company to issue and sell shares of its common stock below its then-current net asset value per share (“NAV”), subject to certain limitations described in the Company’s definitive proxy statement.

In support of the Company’s NAV proposal, ISS cited Horizon’s superior performance relative to its peer group, the one-year authority sought by the proposal and the limitations placed on both the number of shares available for issuance and related pricing. Glass Lewis noted that it believes providing Horizon with the flexibility to meet its capital requirements will be beneficial to shareholders.

The Special Meeting is scheduled for Monday, June 11, 2012, at 10:00 a.m. local time at the offices of Horizon Technology Finance Corporation, 312 Farmington Avenue Farmington, Connecticut. The Company reminds stockholders that their vote is important and urges all stockholders to take a moment to vote their shares using one of the following methods:

1.	Internet: Go to the website listed on the proxy card or voting instruction form. Have your control number listed on the form ready and follow the instructions.

2.	Mail: Mark, sign, and date the enclosed proxy card or voting instruction form and return it in the postage-paid return envelope provided.

3.	Telephone: For stockholders that received a voting instruction form with telephonic instructions, call the toll-free number listed for this purpose on the voting instruction form. Have your control number listed on the form ready and follow the instructions.

Stockholders with questions related to the Special Meeting or the voting of their shares, or who need to request additional proxy materials, are strongly encouraged to contact the Company’s proxy solicitor, Georgeson Inc., at (888) 607-9252 or the Company directly at (860) 676-8654.

Important Information

On May 4, 2012, the Company filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the Special Meeting. The Company’s stockholders are strongly advised to read the definitive proxy statement carefully before making any voting decision because the definitive proxy statement contains important information. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov or from the Company’s website at www.horizontechnologyfinancecorp.com.

About Horizon Technology Finance

Horizon Technology Finance Corporation is a business development company that provides secured loans to development-stage companies backed by established venture capital and private equity firms within the technology, life science, healthcare information and services, and clean-tech industries. The investment objective of Horizon Technology Finance is to maximize total risk-adjusted returns by generating current income from a portfolio of directly originated secured loans as well as capital appreciation from warrants to purchase the equity of portfolio companies. Headquartered in Farmington, Connecticut, with a regional office in Walnut Creek, California, the Company is externally managed by Horizon Technology Finance Management LLC, an investment advisor registered with the Securities and Exchange Commission. Horizon’s common stock trades on the NASDAQ Global Select Market under the ticker symbol “HRZN.” In addition, the Company’s 7.375% Senior Notes due 2019 trade on the New York Stock Exchange under the ticker symbol “HTF.”

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Horizon Technology Finance Corporation	Investor Relations and Media Contacts:
Christopher M. Mathieu	The IGB Group
Chief Financial Officer	Leon Berman / Michael Cimini
(860) 676-8653	(212) 477-8438 / (212) 477-8261
chris@horizontechfinance.com	lberman@igbir.com / mcimini@igbir.com